UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012 (November 29, 2012)

KAR Auction Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices) (Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2012, KAR Auction Services, Inc. (the “Company”) entered into the First Amendment to Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders party to the Amendment, amending the Company’s Credit Agreement, dated as of May 19, 2011 (as amended, the “Credit Agreement”). The lenders entering into the Amendment constituted the requisite number to amend the Credit Agreement.

The Amendment provides for, among other things, modifications to the Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement) financial covenant and modifications to increase the amount of Restricted Payments (as defined in the Credit Agreement) permitted to be paid under the Credit Agreement.

So long as (a) no Default (as defined in the Credit Agreement) has occurred and is continuing and (b) both on a historical and on a pro forma basis (after giving effect to such Restricted Payments and all related transactions), the Consolidated Leverage Ratio (as defined in the Credit Agreement) does not exceed 4.50 to 1.00, the Company would be permitted to make Restricted Payments in an aggregate amount not to exceed the sum of (i) $18,750,000 (if the payment is after the effective date of the Amendment and on or prior to December 31, 2012) or $75,000,000 in any fiscal year (if the payment is after December 31, 2012), as the case may be, plus (ii) on or after the effective date of the Amendment, an additional $75,000,000 in the aggregate, plus (iii) Available Retained ECF (as defined in the Credit Agreement) (to the extent such Available Retained ECF would be a positive number if reduced by the amount of Restricted Payments made pursuant to this clause (iii)). Available Retained ECF represents the amount of cumulative Excess Cash Flow (as defined in the Credit Agreement) that is not otherwise required to be applied as a prepayment of the term loans.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

The above description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference. A copy of the Company’s press release announcing the Amendment and the declaration of a cash dividend on the Company’s common stock (as described below) is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 8.01	Other Events.

On November 30, 2012, the Company announced the approval of a quarterly cash dividend policy on the Company’s common stock and the declaration of an initial quarterly dividend.

On November 30, 2012, the Company announced the commencement of a secondary offering of its common stock. A copy of the Company’s press release announcing the secondary offering is filed as Exhibit 99.2 to this Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated as of November 29, 2012, among KAR Auction Services, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders party thereto

99.1	Press release, dated November 30, 2012, announcing declaration of cash dividend and credit agreement amendment

99.2	Press release, dated November 30, 2012, announcing secondary offering

Forward-Looking Statements

Certain statements contained in this Report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2012	KAR Auction Services, Inc.

/s/ Rebecca C. Polak
Rebecca C. Polak
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated as of November 29, 2012, among KAR Auction Services, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders party thereto

99.1	Press release, dated November 30, 2012, announcing declaration of cash dividend and credit agreement amendment

99.2	Press release, dated November 30, 2012, announcing secondary offering